Exhibit 10.21
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN EXCLUDED.
FORM OF CHANGE ORDER
CHANGE ORDER NO. 1    4/02/2026
Reference is made to the EQUIPMENT SUPPLY AGREEMENT dated as of November 12, 2025 (the “Agreement”) by and between Net Power Canaveral, LLC (“Buyer”) and Relevant Power Solutions, LLC (“Seller”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. This Change Order, including any adjustment to the Contract Price and/or the Project Schedule set forth herein, as applicable, has been agreed upon by the Parties in accordance with Section 15 of the Agreement, and is considered an amendment to the Agreement. Except to the extent as may be specifically described in this Change Order, the changes set forth herein do not relieve Seller of any of its responsibilities described in the Agreement.
Once this Change Order is executed by both Parties, and except to the extent set forth herein, this Change Order will constitute a full and final settlement and accord and satisfaction of all effects of the change(s) described herein and shall be deemed to compensate Seller fully for all such effects.
CHANGES:
The Parties acknowledge Exhibit A (Scope of Supply) to the Agreement incorporates Seller’s Proposal [***]. The Parties further acknowledge certain module numbers and corresponding module descriptions referenced therein require administrative correction.
Accordingly, solely for purposes of correcting the module numbers and module descriptions referenced in Seller’s Proposal [***], the one-page correction sheet attached to this Change Order as Attachment A is hereby incorporated into and made part of the Agreement.
In the event of any inconsistency between Seller’s Proposal [***] and Attachment A to this Change Order, Attachment A shall control solely with respect to the corrected module numbers and module descriptions identified therein.
This Change Order is administrative only. Except as expressly set forth herein, there is no change to the scope of supply, Contract Price, Project Schedule, technical requirements, guarantees, warranties, or any other term or condition of the Agreement.
Agreed pursuant to the Agreement by:

Relevant Power Solutions, LLC	Net Power Canaveral, LLC
By: /s/ Kyle Rozell	By: /s/ Danny Rice
Name: Kyle Rozell	Name: Danny Rice
Title: Project Manager	Title: Chief Executive Officer
Date: 4/2/2026	Date: 17-Apr-2026

ATTACHMENT A
CORRECTION SHEET
[Attachment A (Correction Sheet) has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.]